To         Tom German
>From       Everett Schulze and Don Uhl
Pages      Two
Date       6/7/99
Re         REVISION TO INCENTIVE BONUS PROGRAM

Dear Tom,

Pursuant to our conversations, attached is the revision to your incentive bonus program. It replaces all previous agreements and understandings.

                           TOM GORMAN'S BONUS PROGRAM


EVENT                              BONUS
--------------------------------   ---------------------------------------------------------------------
Signing Bonus                      $2,000 and 50,000 shares of common stock

At 1st Anniversary of              $2,000 and the vesting of an option to purchase 50,000 shares of
employment                         restricted Common Stock at $1/share

At $2,500,000, equity cash         $13,000, and the vesting of the option to purchase 50,000 shares of
proceeds                           restricted Common Stock $1/share (When the financing in equity cash proceeds - Cumulative from employment date and excluding conversions and exercise of warrants - is closed)

Successful Completion of           $15,000 and the vesting of an option to purchase 100,000 shares of
beta test, or field trial          restricted Common Stock at $1/share

Installation of 75 stores with     $15,000 and the vesting of an option to purchase 100,000 shares of
the In$taClearing electronic       restricted Common Stock at $1/share
coupon clearing program

Installation of 4 Coupon           $15,000 and the vesting of an option to purchase 100,000 shares of
Exchange Centers at stores         restricted Common Stock at $1/share

Monthly EBITDA exceeding           $15,000 and the vesting of an option to purchase 100,000 shares of
$1,000,000                         restricted Common Stock at $1/share

Installation of the 1,000th        $15,000 and the vesting of an option to purchase 100,000 shares of
store with the In$taclearing       restricted Common Stock at $1/share
electronic coupon clearing
program

Installation of the 100th          $15,000 and the vesting of an option to purchase 100,000 shares of
Coupon Exchange Center             restricted Common Stock at $1/share
at stores

Monthly sales exceeding            $15,000 and the vesting of an option to purchase 100,000 shares of
$10,000,000                        restricted Common Stock at $1/share

Monthly EBITDA exceeding           $15,000 and the vesting of an option to purchase 100,000 shares of
$3,000,000                         restricted Common Stock at $1/share

Stock closing at or above          $15,000 and the vesting of an option to purchase 100,000 shares of
$10 per share for two              restricted Common Stock at $1/share
consecutive trading days

Revision of Tom Gorman's Bonus Program
07/01/99
Page 2 of 2


After the initial signing bonus, this incentive bonus program grants Tom Gorman the opportunity to earn through the achievement of the above mentioned milestones, $150,000 and an option to purchase 1,000,000 shares of restricted common stock at $1.00 per share.

The number of shares are subject to any and all proportionate changes to the rest of the common shareholders, i.e. reverse or forward splits, anti-dilution provisions, etc., if any.

If the Company accepts a tender offer, or merges in a manner which results in the Company's existing shareholders receiving tangible consideration valued at more than $1.00 per share ("Event"), then:

I) If Tom Gorman is retained with at least his salary and benefits at the time of the Event, then he shall retain this bonus program.

II) If Tom Gorman is not retained, then he shall automatically receive all of the unattained increments of the bonus program in his choice of the following manners:

      a) The balance of the cash and options as specified in this bonus program, or

      b) The balance of the cash and the net cash value of the options at which time the options are cancelled.

Thank you for your hard work and continuing efforts to make In Store Media Systems, Inc. a success. Tom, please sign to confirm your acceptance.

/s/ Everett E. Schulze, Jr.                  /s/ Donald P. Uhl
-----------------------------                -----------------------------
Everett E. Schulze, Jr.                      Donald P. Uhl


/s/ Thomas Y. Gorman, Jr.
----------------------------
Thomas Y. Gorman, Jr.